EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction
Databit Inc.	Delaware
dsIT Technologies Ltd. (formally known as Decision Systems Israel Ltd.)	Israel